EXHIBIT 99.1

Concurrent Reports Fiscal Year 2015 Third Quarter Financial Results

ATLANTA — April 28, 2015 — Concurrent (NASDAQ: CCUR), a global leader in unified content delivery, video analytics, and real-time Linux® solutions, today announced financial results for the third quarter of its fiscal 2015 ended March 31, 2015.

Revenue for the third quarter of fiscal 2015 was $17.1 million, compared with $18.3 million for the same period in fiscal 2014 and $16.0 million in the preceding quarter.

Gross margin for the third quarter of fiscal 2015 was 58.9%, compared with 56.1% for the same period in fiscal 2014, and 55.1% in the preceding quarter.  Third quarter operating expenses were $8.6 million, compared with $9.0 million for the same period in fiscal 2014 and $9.4 million in the preceding quarter.

For the third quarter of fiscal 2015, the company reported operating income of $1.5 million, which included non-cash expenses of $458 thousand in depreciation and amortization, and $232 thousand in share-based compensation.  For the same period in the prior year, the company reported operating income of $1.3 million, which included non-cash expenses of $442 thousand in depreciation and amortization, and $254 thousand in share-based compensation.  The company incurred a $608 thousand operating loss in the preceding quarter of fiscal 2015, which included $0.8 million of CEO transition costs, and non-cash expenses of $358 thousand in depreciation and amortization and $185 thousand in share-based compensation.

The company reported net income of $784 thousand, or $0.09 per share, in the third quarter of fiscal 2015, compared with net income of $1.1 million, or $0.12 per diluted share, in the same period in fiscal 2014, and a net loss of $571 thousand, or $0.06 per diluted share, in the preceding quarter.

“In the third quarter we added five new customers, shipped our recently released software-defined storage solution to two major service providers, and won several competitive deals in the automotive simulation market,” said Derek Elder, the company’s president and CEO.  “I am encouraged by the progress in our business and the growing level of interest from customers in our latest products.”

The company paid quarterly dividends of $0.12 per share in each of the first three quarters of the fiscal year.  At March 31, 2015, Concurrent had cash and cash equivalents of $26.8 million. The company has no debt.

Recent Company Highlights

•	Two major North American service providers selected Concurrent’s UpShift™ Unified Content Delivery Solution to power their next generation video service offering

•	Concurrent introduced a new software-defined object storage solution and shipped it to a North American MSO and a tier 1 telecommunications operator to support IP video applications

•	The company received two U.S. patents for its unique, self-healing, resilient video streaming technology

•	The company shipped its Simulation Workbench™ solution to a new racing team customer in the U.S.

•	Concurrent shipped simulation systems to two new automotive customers through a system integrator and sold additional systems to several major automakers in Japan

•	In the aerospace and defense market, the company sold additional systems for hardware-in-the-loop testing of avionics for a heavy lift rocket program

Conference Call Information

Concurrent will hold a conference call today, Tuesday, April 28th, at 4:30 p.m. ET to review its third quarter of fiscal 2015 financial results.  The call will be broadcast at www.ccur.com, on the “Investors” page, under the ‘About’ tab. The call can be accessed live by dialing 1-800-230-1059 (U.S.) 612-332-0107 (international) and entering pass code 150428.  A replay will also be available at www.ccur.com.

To view Financial Results visit our Investors page here.

About Concurrent
Concurrent (NASDAQ: CCUR) is a global software and solutions provider that develops content delivery and real-time applications on a core foundation of high-performance Linux and storage technologies. The company serves industries and customers that demand uncompromising performance, reliability, and flexibility to gain a competitive edge, drive meaningful growth, and power brighter ideas that enrich the lives of millions of people around the world every day.  Concurrent works closely with service providers, aerospace and defense organizations, automotive manufacturers, and a diverse range of companies in the manufacturing, financial, energy, and healthcare markets to launch innovative solutions and help achieve their most ambitious endeavors. Offices are located in North America, Europe and Asia. Visit www.ccur.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve, U.S. government sequestration; European austerity measures; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video solutions business to capture new business; fluctuations and timing of large video solutions orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provide by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 27, 2014 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Revenues:
Product	$11,327	$12,197	$34,881	$34,651
Service	5,783	6,081	15,765	18,662
Total revenues	17,110	18,278	50,646	53,313
Cost of sales:
Product	4,578	5,495	14,897	15,701
Service	2,447	2,535	7,159	7,906
Total cost of sales	7,025	8,030	22,056	23,607
Gross margin	10,085	10,248	28,590	29,706
Operating expenses:
Sales and marketing	3,410	3,595	10,889	10,590
Research and development	3,484	3,409	10,164	9,998
General and administrative	1,729	1,984	6,173	5,925
Gain on sale of IPv4 addresses, net	-	-	(339)	-
Total operating expenses	8,623	8,988	26,887	26,513
Operating income	1,462	1,260	1,703	3,193
Other income (expense), net	1	(38)	(370)	(128)
Income before income taxes	1,463	1,222	1,333	3,065
Income tax provision	679	140	733	160
Net income	$784	$1,082	$600	$2,905

Basic net income per share	$0.09	$0.12	$0.07	$0.33
Diluted net income per share	$0.09	$0.12	$0.07	$0.32
Basic weighted average shares outstanding	9,096	8,944	9,058	8,897
Diluted weighted average shares outstanding	9,143	9,090	9,141	9,074
Cash dividends declared per common share	$0.12	$0.12	$0.36	$0.36

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	March 31, 2015	December 31, 2014
Revenues:
Product	$11,327	$11,076
Service	5,783	4,920
Total revenues	17,110	15,996
Cost of sales:
Product	4,578	4,779
Service	2,447	2,410
Total cost of sales	7,025	7,189
Gross margin	10,085	8,807
Operating expenses:
Sales and marketing	3,410	3,513
Research and development	3,484	3,412
General and administrative	1,729	2,490
Total operating expenses	8,623	9,415
Operating income (loss)	1,462	(608)
Other income (expense), net	1	(86)
Income (loss) before income taxes	1,463	(694)
Income tax provision (benefit)	679	(123)
Net income (loss)	$784	$(571)

Basic net income (loss)per share	$0.09	$(0.06)
Diluted net income (loss) per share	$0.09	$(0.06)
Basic weighted average shares outstanding	9,096	9,088
Diluted weighted average shares outstanding	9,143	9,088
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation
Condensed Consolidated Statements of Comprehensive (Loss) Income (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2015	2014	2014	2015	2014

Net income (loss)	$784	$(571)	$1,082	$600	$2,905

Other comprehensive income (loss):
Foreign currency translation adjustment	210	(110)	31	311	(114)
Pension and post-retirement benefits, net of tax	10	10	5	30	15
Other comprehensive income (loss)	220	(100)	36	341	(99)
Comprehensive income (loss)	$1,004	$(671)	$1,118	$941	$2,806

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31, 2015 (unaudited)	December 31, 2014 (unaudited)	June 30, 2014

ASSETS
Cash and cash equivalents	$26,826	$25,121	$28,074
Trade accounts receivable, net	12,402	11,315	11,355
Inventories	3,946	2,335	3,272
Deferred income taxes - current, net	1,354	1,350	1,458
Prepaid expenses and other current assets	799	983	804
Total current assets	45,327	41,104	44,963

Property, plant and equipment, net	2,411	2,367	3,081
Intangible assets, net	367	396	476
Deferred income taxes, net	12,927	13,287	13,231
Other long-term assets	1,312	1,539	635
Total assets	$62,344	$58,693	$62,386

LIABILITIES
Accounts payable and accrued expenses	$7,098	$5,994	$7,591
Deferred revenue	10,049	7,037	7,441
Total current liabilities	17,147	13,031	15,032

Long-term deferred revenue	1,929	2,195	1,400
Other long-term liabilities	4,544	4,881	5,500
Total liabilities	23,620	20,107	21,932

STOCKHOLDERS' EQUITY
Common stock	91	91	90
Additional paid-in capital	210,353	210,121	209,711
Accumulated deficit	(171,715)	(171,401)	(169,001)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income	250	30	(91)
Total stockholders' equity	38,724	38,586	40,454
Total liabilities and stockholders' equity	$62,344	$58,693	$62,386